POWER OF ATTORNY

Know all by these presents that the
undersigned hereby constitutes and appoints each of Dan S. McDevitt, James F. Brumsey and
Rita L. Fadell, and each of them individually, the undersigneds true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the
undersigned, in the undersigneds
capacity as an Officer and/or
Director of HD Supply Holdings, Inc.
(the Company), (i) Forms 3, 4 and
5 and any other forms required to be
filed in accordance with Section
16(a) of the Securities Exchange Act
of 1934 (the Exchange Act) and the
rules thereunder (a Section 16
Form), and (ii) a Form ID and any
other forms required to be filed or
submitted in accordance with
Regulation S-T promulgated by the
United States Securities and
Exchange Commission (or any
successor provision) in order to
file a Section 16 Form
electronically (a Form ID, and,
together with a Section 16 Form, the
Forms and Schedules);

(2)	do and perform any and all acts for
and on behalf of the undersigned
which may be necessary or desirable
to complete and execute any such
Forms and Schedules, complete and
execute any amendment or amendments
thereto, and timely file such Forms
and Schedules with the United States
Securities and Exchange Commission
and any stockexchange or similar
authority; and

(3)	take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of
each such attorney-in-fact, may be
of benefit to, in the best interest
of, or legally required by, the
undersigned, it being understood
that the documents executed by each
such attorney-in-fact on behalf of
the undersigned pursuant to this
Power of Attorney shall be in such
form and shall contain such terms
and conditions as he or she may
approve in his or her discretion.

The undersigned hereby grants to each
such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney- in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in- fact is serving in such capacity at the request of the undersigned, and is not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act.

The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms and Schedules with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of October, 2019.




By:/s/ Stephen J. Konenkamp
Stephen J. Konenkamp
igned
concerning the subject matter hereof is hereby
revoked.

I